Exhibit 10.24

                                                                         Summary
                                                                         -------


Comprehensive Credit Facility Agreement of Maximum Amount Entered Between the Company and Agricultural Bank

Summary of the main contents

>>   Contract number: (Shenzhen Longgang Nongyin Shouzi No.20050237000;
>>   Maximum amount for credit facilities to be provided: RMB50 million;
>> Term: from July 29th, 2005 to January 29, 2006; >> Interest rate of loan shall be subject to each loan agreement/contract to be signed;
>>   Purpose: Working capital;
>> Adjustment of credit can be made by Agricultural Bank under the any of the following:
     |X| The Company suffers severe operational risk or its financial situation severely deteriorates;
     |X| Guarantor's payment ability is obviously weakened or value of pledged collaterals decreases obviously;
     |X| Occurrence of other instances which make Agricultural Bank think adjustment of credit facility is necessary.
>> Breach of contract penalty: adjustment of credit, cancellation of unused credit, imposition of punitive interest, demand prepayment of loan and other measures;
>> Special terms: This line of credit is added on the basis of the line of credit of 200 million yuan.

Terms that have been omitted: definition; credit types used for the line of credit; use of the line of credit; the guarantee of the loan under this Agreement; adjustment of the line of credit; dispute settlement; miscellaneous; effectiveness; validity; and attention.